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                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

Contact:          Randall E. Woods
                  President and Chief Executive Officer
                  858-455-9800
                  www.corvas.com


                          CORVAS RESTRUCTURES WORKFORCE

              COMPANY TO FOCUS RESOURCES ON MOST ADVANCED PROGRAMS

SAN DIEGO - JULY 22, 2002 - Corvas International, Inc. (Nasdaq: CVAS) announced a significant reduction of its workforce, which is part of an extensive strategic realignment of the Company's research and development programs. Corvas will focus its resources on the continued clinical development of its proprietary anticoagulant rNAPc2 and on selected cancer research programs. These cancer programs include corporate collaborations with Abgenix Inc. and Dyax Corp. on therapeutic antibodies against cancer associated serine protease targets and the Company's Protease Activated Cancer Therapy (PACT) program.

Corvas will reduce its research and administrative staff by nearly 40%, which will result in a third quarter restructuring charge of up to $2.0 million. Corvas will provide its employees affected by the workforce reduction with severance and human resources support to assist with outplacement. The restructuring and other cost-cutting measures are expected to result in an annualized cost savings of more than $8.0 million.

"Given the current financial market conditions, we are restructuring to ensure that we maintain adequate cash reserves and deploy our existing resources in a strategic manner that maximizes the value of the Company for our stockholders," said Randall E. Woods, President and Chief Executive Officer. "These difficult actions have been taken to concentrate our efforts on achieving our clinical development goals for our most advanced cardiovascular disease and cancer programs. In addition, we hope to expand our development capabilities and programs through strategic use of our existing capital and other resources."

"We are on track to initiate a Phase II trial by year-end of rNAPc2 in patients with unstable angina (UA) and non-ST-segment elevation myocardial infarction (NSTEMI)," said George P. Vlasuk, Ph.D., Chief Scientific Officer. "UA/NSTEMI affects over 3.5 million people worldwide, representing a large and urgent medical need for better anticoagulant strategies of which rNAPc2 could be an integral life-saving component."

"We have also built a strong foundation in cancer drug research using a gene-family strategy to target serine proteases associated with solid tumor cancers. We are moving ahead with two promising therapeutic approaches, namely the development of therapeutic antibodies and prodrugs against solid tumor cancers," continued Dr. Vlasuk. "We are encouraged with the progress being made in our antibody collaborations with Abgenix and Dyax as well as in our proprietary synthetic prodrug program."

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CONFERENCE CALL

Corvas will hold a conference call on Tuesday July 23, 2002 at 4:30 p.m. Eastern Time to discuss today's announcement and its second quarter financial results. A live webcast of the audio portion of the conference call can be accessed through http://www.firstcallevents.com/service/ajwz362137214gf12.html or the Company's Web site at www.corvas.com. The webcast will be archived through August 23, 2002.

Minimum Requirements to listen to broadcast:

The Windows Media Player software, downloadable free fromhttp://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a
28.8 Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com .


ABOUT CORVAS
Corvas International, Inc. is a biopharmaceutical company focused on the development of new biotherapeutics that address today's largest medical markets, including cardiovascular disease and cancer. The Company's cardiovascular drug candidate, rNAPc2, is a novel anticoagulant intended for the treatment of people affected by acute coronary syndromes, specifically unstable angina (UA) and non-ST-segment elevation myocardial infarction (NSTEMI). A Phase II study of rNAPc2 in UA/NSTEMI patients is planned to begin in the second half of 2002. Corvas' cancer research programs are focused on the development of new biotherapies, including monoclonal antibodies and synthetic prodrugs, that target serine protease enzymes associated with the growth and spread of cancerous tumors. The Company has collaborations with Abgenix Inc. and Dyax Corp. to discover, develop and commercialize therapeutic antibodies against cancer. Corvas' Protease Activated Cancer Therapy (PACT) program employs a synthetic conjugate molecule, or prodrug, approach designed to activate potent, cytotoxic drugs to kill tumor cells.

For more information, please visit the Company's Web site at www.corvas.com.

THIS PRESS RELEASE INCLUDING STATEMENTS REGARDING THE ABILITY OF THE COMPANY TO CONTINUE TO DEVELOP DRUG CANDIDATES FOLLOWING THE RESTRUCTURING, AS WELL AS OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995. ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE DESCRIBED AS A RESULT OF A NUMBER OF FACTORS INCLUDING THOSE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2001 AND ANY SUBSEQUENT SEC FILINGS. IN ADDITION, THERE IS THE RISK THAT THE CLINICAL TRIALS FOR RNAPC2 FOR THE TREATMENT OF PATIENTS WITH UA/NSTEMI WILL NOT COMMENCE IN THE SECOND HALF OF 2002 AS ANTICIPATED AND, IF COMMENCED, WILL NOT BE SUCCESSFUL, THAT THE ANTIBODY COLLABORATIONS WITH DYAX AND ABGENIX AND THE COMPANY'S SYNTHETIC PRODRUG PROGRAM WILL NOT YIELD DRUG CANDIDATES AND THAT THE RESTRUCTURING AND STRATEGIC REALIGNMENT OF THE COMPANY WILL NOT SUPPORT ACHIEVEMENT OF ITS CLINICAL DEVELOPMENT GOALS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE, EXCEPT AS REQUIRED BY LAW.


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